AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2002

                                                             FILE NO. 333-82906

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 2 /X/

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        GLENROOK LIFE AND ANNUITY COMPANY

                           (Exact Name of Registrant)

           ARIZONA                                   35-1113325
(State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                    Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

            (Address and Phone Number of Principal Executive Offices)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

JOSEPH P. RATH, ESQUIRE                      JOANNE DERRIG, ESQUIRE
BRICKER & ECKLER, LLP                        ALFS, INC.
100 SOUTH THIRD STREET, SUITE 500            3100 SANDERS ROAD
COLUMBUS, OHIO 43215                         NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

Explanatory Note

This Post-Effective Amendment No. 2 is being filed for the sole purpose of supplementing Post-Effective Amendment No. 1 which was submitted electronically on April 25, 2002. Registrant hereby corrects an erroneous reference contained in the Explanatory Note of its original S-3 Registration Statement dated February 15, 2002. That Note incorrectly referred to and incorporated by reference an N-4 Registration Statement referred to as SEC File No. 033-62203. In fact, this Registration Statement (333-82906) registered additional Fixed Account interests under deferred variable annuity contracts registered in SEC File Numbers 333-50879 and 333-34356 (not 033-62203). The variable annuity contracts registered in those SEC file numbers refer to above were updated by this registrant's Post-Effective No. 1, filed April 25, 2002, and are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Glenbrook Life and Annuity Company, certifies that it meets the requirements for filing on Form S-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois, on April 26, 2002.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                                  (REGISTRANT)

                            By:/s/MICHAEL J. VELOTTA
                                ----------------------
                                Michael J. Velotta
                                Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following Directors and Officers of Glenbrook Life and Annuity Company on April 26, 2002.


*/THOMAS J. WILSON, II              President, Chief Executive Officer,
----------------------------        and Director (Principal Executive Officer)
  Thomas J. Wilson, II

/s/MICHAEL J. VELOTTA               Vice President, Secretary,
-----------------------------       General Counsel, and Director
Michael J. Velotta

*/SAMUEL H. PILCH                   Vice President and Controller
----------------------------        (Principal Accounting Officer)
   Samuel H. Pilch

*/MARLA G. FRIEDMAN                 Director and Vice President
----------------------------
Marla G. Friedman

*/ MARGARET G. DYER                 Director
----------------------------
Margaret G. Dyer

*/ JOHN C. LOUNDS                   Director
 -------------------------
John C. Lounds

*/ KEVIN MCCARTHY                   Director
--------------------------
J. Kevin McCarthy

*/ STEVEN E. SHEBIK                 Director and Vice President
---------------------------         (Principal Financial Officer)
Steven E. Shebik

*/ By Michael J. Velotta, pursuant to Power of Attorney filed previously or herewith.